                                                                EXHIBIT (b)(2)













      MODIFICATION AGREEMENT DATED APRIL 30, 2002, AMENDING LOAN AGREEMENT
        DATED AUGUST 15, 2000, BETWEEN ORIG, LLC AND BANK OF LOUISVILLE.

                             MODIFICATION AGREEMENT

         This is a Modification Agreement dated as of April 30, 2002 (this "Modification Agreement"), among

         BANK OF LOUISVILLE
         a Kentucky banking corporation
         500 West Broadway
         Louisville, Kentucky 40202
                                                            (the "Lender")

         and

         ORIG, LLC
         a Kentucky limited liability company
         10172 Linn Station Road 200
         Louisville, Kentucky  40223
         Attn:  Neil Mitchell
                                                            (the "Borrower")

         and joined in by

         J. D. Nichols
         10172 Linn Station Road 200
         Louisville, Kentucky  40223
                                                            ("Nichols")

         and

         Brian F. Lavin
         10172 Linn Station Road 200
         Louisville, Kentucky  40223
                                                            ("Lavin")

         and

         NTS Future R. P. Corporation
         10172 Linn Station Road
         Louisville, Kentucky  40223                        ("NTS Future").


                                    RECITALS

         A. Pursuant to a Loan Agreement dated as of August 15, 2000, as amended by that certain Modification Agreement dated as of August 1, 2001 (the "Loan Agreement"), the Lender provided the Borrower with (1) a Revolving Credit in the maximum principal amount of Ten

Million and 00/100 Dollars ($10,000,000.00), as provided in Section 2.01 of the Loan Agreement.

         B. As of the date of this Modification Agreement, the Borrower's obligations are evidenced by, among other things, (1) Revolving Credit Note A dated August 15, 2000, made by the Borrower and payable to the order of the Lender, in the maximum principal amount of Two Million and 00/100 Dollars ($2,000,000.00), with a maturity date of August 31, 2005; (2) Revolving Credit Note B dated August 15, 2000, made by the Borrower and payable to the order of the Lender, in the maximum principal amount of Two Million and 00/100 Dollars ($2,000,000.00), with a maturity date of August 31, 2005; (3) Revolving Credit Note C dated August 15, 2000, made by the Borrower and payable to the order of the Lender, in the maximum principal amount of Two Million and 00/100 Dollars ($2,000,000.00), with a maturity date of August 31, 2005; and (4) Revolving Credit Note D dated August 1, 2001, made by the Borrower and payable to the Order of the Lender, in the maximum principal amount of Four Million and 00/100 Dollars (4,000,000.00) with a maturity date of August 31, 2005.

         C. The parties wish to enter into this Modification Agreement to modify the Loan Agreement and the other Borrower Documents (as the term is defined in the Loan Agreement) as necessary to (1) increase the maximum principal amount of the Revolving Credit Loan to Thirteen Million Five Hundred Thousand and 00/100 Dollars ($13,500,000.00), (2) increase Mr. J. D. Nichols' Guaranty to Ten Million One Hundred Twenty Five Thousand Dollars ($10,125,000.00), (3) increase Mr. Brian F. Lavin's Guaranty to Three Million Three Hundred Seventy Five Thousand Dollars ($3,375,000.00), (4) amend and restate Revolving Credit Note D in the face principal amount of Seven Million Five Hundred Thousand and 00/100 Dollars ($7,500,000.00), (5) join NTS Future as a party to the Pledge Agreement and (6) otherwise affect the Loan Agreement and other Borrower Documents as amended by this Modification Agreement.

         NOW, THEREFORE, in consideration of the foregoing and of the promises and agreements set forth herein, and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. CAPITALIZED TERMS. Unless otherwise defined herein, all capitalized terms shall have the meanings given them in the Loan Agreement, and the meanings given to all capitalized terms shall be equally applicable to both the singular and plural forms of the terms defined.

         2. SECTION I OF THE LOAN AGREEMENT. Section I of the Loan Agreement is hereby amended as follows, and the other paragraphs of Section I remain in full force and effect without modification:

            (a) AMENDMENT OF EXISTING DEFINITIONS. The definitions of the following terms as set forth in Section I of the Loan Agreement, are hereby amended and restated to read in their respective entireties as follows:

                  "Borrower Documents" shall mean, collectively, this Agreement as amended by the August 2001 Modification Agreement, as further amended by the

         April 2002 Modification Agreement (and as it may be further amended, extended or modified from time to time) and any and all agreements, instruments, and/or other documents referred to in this Modification Agreement, the August 2001 Modification Agreement and the April 2002 Modification Agreement to be executed or delivered by the Borrower and/or any Guarantor.

                  "Guaranty Agreements" shall mean, collectively, (a) the Guaranty Agreement dated as of August 15, 2000, among the Lender, the Borrower, and Nichols, as amended by the August 2001 Modification Agreement, as further amended by the April 2002 Modification Agreement and as may be further amended or modified from time to time; and (2) the Guaranty Agreement dated as of August 15, 2000, among the Lender, the Borrower and Lavin, as amended by the August 2001 Modification Agreement, as further amended by the April 2002 Modification Agreement and as may be further amended or modified from time to time. "Guaranty Agreement" shall mean either of the Guaranty Agreements.

                  "Partnership" shall mean any of NTS III, NTS IV, NTS V, NTS VI, NTS VII, NTS Plus, NTS/BBC I and/or NTS/Mall, and "Partnerships" shall mean any of them or any combination of them.

                  "Pledge Agreement" shall mean the Pledge Agreement dated as of August 15, 2000, between the Borrower and the Lender, including all supplements thereto and as amended by the August 2001 Modification Agreement, as further amended by the April 2002 Modification Agreement and as it may be further amended from time to time.

                  "Pledgors" shall mean Nichols, Lavin and NTS Future.

                  "Revolving Credit Notes" shall mean collectively the four promissory notes issued by the Borrower to the order of the Lender with respect to the Revolving Credit Loan, three in the face principal amount of Two Million and 00/100 Dollars ($2,000,000.00) each (for a total of Six Million and 00/100 Dollars ($6,000,000.00)), and substantially in the form of ANNEXES A-1 through A-3 attached hereto, and one in the face principal amount of Seven Million Five Hundred Thousand and 00/100 Dollars ($7,500,000.00) substantially in the form of ANNEX A-4 to the April 2002 Modification Agreement, and all notes delivered in renewal, replacement, substitution, extension and/or novation of any of these. "Revolving Credit Note" shall mean any of the Revolving Credit Notes; and "Revolving Credit Note A" shall mean the Revolving Credit Note in the form of ANNEX A-1, "Revolving Credit Note B" shall mean the Revolving Credit Note in the form of ANNEX A-2, "Revolving Credit Note C" shall mean the Revolving Credit Note in the form of ANNEX A-3, and "Amended and Restated Revolving Credit Note D" shall mean the Amended and Restated Revolving Credit Note in the form of ANNEX A-4 to the April 2002 Modification Agreement, and in each case all notes delivered in renewal, replacement, substitution, extension and/or novation thereof.

                  (b) ADDITIONAL DEFINITIONS. Section I of the Loan Agreement is hereby supplemented to add the following definition which shall read in its entirety as follows:

                  "April 2002 Modification Agreement" shall mean that certain Modification Agreement dated as of April ___, 2002, between the Lender and the Borrower, Mr. Lavin, Mr. Nichols and NTS Future.

                  "NTS/BBC I" shall mean NTS/BBC I, a limited partnership organized under the laws of the State of Kentucky.

                  "NTS/Mall" shall mean NTS/Mall Limited Partnership, a limited partnership organized under the laws of the State of Kentucky.

         3. SECTION II OF THE LOAN AGREEMENT. Section II of the Loan Agreement is hereby amended as follows, and the other paragraphs of Section II remain in full force and effect without modification:

                  (a) SECTION 2.01. Section 2.01 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                  SECTION 2.01 AMOUNT OF REVOLVING CREDIT. The total principal amount available under the Revolving Credit shall be Thirteen Million Five Hundred Thousand Dollars ($13,500,000.00).

                  (b) SECTION 2.03(e)(4). Section 2.03(e)(4) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                  (4) Together with a Request for Advance, the Borrower shall deliver to the Lender (A) a Supplement to Pledge Agreement in such form and such information as the Lender may require to confirm that the Partnership Interests to be acquired with the proceeds (in whole or in part) of that Revolving Credit Loan shall become subject to the Pledge Agreement; (B) Partnership Notices and Assignments with respect to all of the Partnership Interests to be acquired with the proceeds (in whole or in part) of that Revolving Credit Loan; (C) Amendments to Financing Statements describing the Partnership Interests to be acquired (in whole or in part) with proceeds from the Revolving Credit Loan as additional collateral for the obligations secured by the Pledge Agreement; and (D) evidence satisfactory to the Lender that the Partnership Interests to be acquired with proceeds (in whole or in part) of that Revolving Credit Loan are or will be (upon completion of the acquisition) owned by the Borrower free from any interest, claim, lien, charge, encumbrance and/or security interest of any Person other than the Lender. Without limiting the foregoing clause (D), such evidence shall include, but not be limited to, (I) in the case of the Borrower's acquisition of Partnership Interests which, when aggregated with all previous acquisitions of Partnership Interests from the same Person, directly or indirectly, have an aggregated acquisition cost of $25,000 or greater, (a) a search or searches of such public records in the name of the Borrower as the Lender may specify, in its discretion, disclosing no lien, charge, interest, encumbrance and/or security interest in favor of any Person, other than the Lender, and (b) a search or searches of such public records in the name of the Person from whom the Borrower acquired or would acquire the Partnership Interests as the Lender may specify, in its discretion, disclosing no lien, charge, interest, encumbrance and/or security interest in favor of any Person, and (II) in all cases, delivery of any and all certificates and/or other writings evidencing and/or representing such Partnership Interests, together with an assignment in blank in form and substance satisfactory to the Lender and its counsel in their discretion.

         4. SECTION IV OF THE LOAN AGREEMENT. Section IV of the Loan Agreement is hereby amended as follows, and the other paragraphs of Section IV remain in full force and effect without modification:

                  (a) SECTION 4.01(d). Section 4.01(d) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                  (d) OPINION OF COUNSEL FOR THE BORROWER, THE GUARANTORS, AND THE PLEDGORS. The Borrower, the Guarantors and the Pledgors shall have furnished to the Lender at the Borrower's expense, with the legal opinion of Greenebaum, Doll & McDonald PLLC, as counsel for the Borrower, addressed to the Lender, dated the date of this Agreement, addressing the matters set forth in ANNEX C, and otherwise satisfactory to the Lender and its counsel.

                  (b) SECTION 4.01(k). Section 4.01(k) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                  (k) RECORDINGS AND FILINGS. The Lender shall have received evidence satisfactory to it that all financing statements or other instruments, as the Lender may reasonably request, have been delivered by the Borrower and filed or recorded in such public offices as the Lender may request to perfect and maintain the perfection of the security interests in NTS III, NTS IV, NTS V, NTS VI, NTS VII, and NTS Plus (including, without limitation, assignments of partnership certificates as provided in Section 2.03(e)(4)) which secure the Loan, and to release any security interests, financing statements and/or other liens or encumbrances on any of the Collateral other than such interests, liens or encumbrances in favor of the Lender, have been delivered to the Lender by the Borrower.

                  (c) SECTION 4.01(p). A new Section 4.01(p) is added to read as follows:

                  (p) EVIDENCE OF OWNERSHIP OF NTS/BBC I AND NTS/MALL. The Borrower shall have delivered to the Lender evidence satisfactory to the Lender that Mr. Lavin, Mr. Nichols, and NTS Future collectively own at least 50.9%

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         of the partnership interests of NTS/Mall and that Mr. Lavin and Mr.
         Nichols collectively own at least 50.9% of the partnership interests of NTS/BBC I.

         5. SECTION V OF THE LOAN AGREEMENT. Section V of the Loan Agreement is hereby amended as follows, and the other paragraphs remain in full force and effect without modification:

                  (a) SECTION 5.18. Section 5.18 of the Loan Agreement is amended and restated to read in its entirety as follows:

                  5.18 JOINDER OF SUBSIDIARIES. If the Borrower creates or acquires any Subsidiary, the Borrower shall cause such subsidiary to execute and deliver to the Lender an agreement (a "Joinder Agreement") substantially in the form attached as ANNEX D to the April 2002 Modification Agreement (Amended Form of Joinder Agreement) pursuant to which such Subsidiary shall join as a Borrower hereunder and under each document to which the Borrower is named as a party. The Borrower shall cause the Joinder Agreement to be delivered to the Lender within five
         (5) Business Days after the date of the filing of such Subsidiary's articles of incorporation if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership, or the date of its organization if it is an entity other than a corporation or a limited partnership.

                  (b) Paragraph 4(b) of the August 2001 Modification Agreement is hereby deleted in its entirety.

                  (c) Section V of the Loan Agreement is hereby modified and amended by adding the following provision:

                  5.19 RECORDINGS AND FILINGS. The Borrower or Lender shall have filed or recorded in such public offices as the Lender may request all financing statements or other instruments delivered to Lender pursuant to Section 4.01(k) of this Loan Agreement to perfect and maintain the perfection of the security interests which secure the Loan, and to release any security interests, financing statements and/or other liens or encumbrances on any of the Collateral other than such interests, liens or encumbrances in favor of the Lender. Notwithstanding the fact that Section 4.01(k) of this Agreement does not require perfection of the security interests in NTS/BBC I and/or NTS/Mall upon any Event of Default, Lender may, without further consent of Borrower, file any and all financing statements, complete any assignments of partnership certificates, and/or otherwise perfect the security interest in NTS/BBC I and/or NTS/Mall and otherwise exercise any and all of the Lender's rights under Paragraph 9 of the Pledge Agreement. The Borrower hereby authorizes Lender to execute and file on behalf of Borrower all financing statements and documents deemed necessary or appropriate to perfect Borrower's interest in any of the Collateral. Borrower hereby constitutes Lender as its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest and irrevocable until the obligations under the Loan Documents are indefensibly paid in full and this Agreement is terminated.

         6. CERTAIN UNDERSTANDING. It is the understanding of the parties to this Modification Agreement that the term "Loan Agreement" as used in Revolving Credit Notes A, B, C and D means the Loan Agreement as amended by this April 2002 Modification Agreement.

         7. AMENDMENT TO NICHOLS' GUARANTY AGREEMENT. The Guaranty Agreement dated as of August 15, 2000, among Lender, the Borrower and J.D. Nichols, as Guarantor (the "Nichols Guaranty"), is hereby amended, clarified and reaffirmed as follows:

                  (a) SECTION 1. Section 1 of the Nichols Guaranty is hereby amended and restated to read in its entirety as follows:

                                    SECTION 1

                            RECITALS AND DEFINITIONS

                  This Agreement is entered into concurrently with and pursuant to a Loan Agreement dated as of August 15, 2000, between the Lender and the Borrower and joined in by the Guarantor and Brian F. Lavin, as modified by a Modification Agreement dated as of August 1, 2001, among the Lender, the Borrower, the Guarantor and Brian F. Lavin, as further modified by a Modification Agreement dated as of April ____, 2002, the "Loan Agreement"). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement. Pursuant to the Loan Agreement, the Borrower has executed and delivered to the Lender four Revolving Credit Notes. (1) Revolving Credit Note A dated August 15, 2000, in the maximum principal amount of Two Million and 00/100 Dollars ($2,000,000.00); (2) Revolving Credit Note B dated August 15, 2000, in the maximum principal amount of Two Million and 00/100 Dollars ($2,000,000.00); (3) Revolving Credit Note C dated August 15, 2000 in the maximum principal amount of Two Million Dollars ($2,000,000.00) and
         (4) Amended and Restated Revolving Credit Note D dated April ___, 2002 in the maximum principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000.00) (for a total of Thirteen Million Five Hundred Thousand and 00/100 Dollars ($13,500,000.00). Each of the four Revolving Credit Notes are payable to the order of the Lender (such four Revolving Credit Notes, including any notes or other instruments issued in renewal, replacement, extension, modification, novation and/or revival thereof, the "Revolving Credit Notes"). The Borrower and the Guarantors have also entered into various other Borrower Documents (as that term is defined in the Loan Agreement).

                  (b) SECTION 2. Section 2 of the Nichols Guaranty is hereby amended and restated to read in its respective entirety as follows:

                                    SECTION 2

                       GUARANTY OF PAYMENT AND PERFORMANCE

                  The Guarantor, intending to be bound as an accommodation party for the Borrower, jointly and severally, absolutely and unconditionally guarantees the following obligations and/or liabilities (collectively, the "Guaranteed Principal"): (a) The prompt payment in full by the Borrower of all principal obligations under the Revolving Credit Notes; and (b) the punctual and faithful performance and observance by the Borrower of all other obligations and undertakings to be performed or observed pursuant to the Loan Agreement and the other Borrower Documents not included in the Other Guaranteed Amounts defined below. In addition to the Guaranteed Principal, the Guarantor, intending to be bound as an accommodation party for the Borrower, jointly and severally, absolutely and unconditionally guarantees the following obligations and/or liabilities (collectively, the "Other Guaranteed Amounts"): (x) any and all interest accruing on the Guaranteed Principal under the Revolving Credit Notes, the Loan Agreement and/or any other of the Borrower Documents; and (y) that the Guarantor will, upon demand, pay to the Lender any and all fees, charges and costs of collecting the Guaranteed Principal and/or Other Guaranteed Amounts or otherwise enforcing the Lender's rights under this Agreement, including without limitation, the reasonable fees and expenses of the Lender's counsel. Notwithstanding the foregoing, the maximum aggregate liability of the Guaranty under this Agreement for the Guaranteed Principal shall not exceed Ten Million One Hundred Twenty Five Thousand and 00/100 Dollars ($10,125,000.00) (the "Guarantor Maximum"). The Guaranteed Principal, limited to the Guarantor Maximum, and the Other Guaranteed Amounts are sometimes referenced in this Agreement as the "Guaranteed Obligations." The Guaranteed Obligations under this Agreement shall be in addition to the maximum aggregate liability of the Guarantor or any other guarantor of the Lender under any Guaranty Agreement of the Guarantor or any other guarantor heretofore or hereafter given.

         8. AMENDMENT TO LAVIN'S GUARANTY AGREEMENT. The Guaranty Agreement dated as of August 15, 2000, among Lender, the Borrower and Brian F. Lavin, as Guarantor (the "Lavin Guaranty") is hereby amended, clarified and reaffirmed as follows:

                  (a) SECTION 1. Section 1 of the Lavin Guaranty is hereby amended and restated to read in its entirety as follows:

                                    SECTION 1

                            RECITALS AND DEFINITIONS

                  This Agreement is entered into concurrently with and pursuant to a Loan Agreement, dated as of August 15, 2000, between the Lender and the Borrower and joined in by the Guarantor and J.D. Nichols, as modified by a Modification

         Agreement dated as of August 1, 2001 among the Lender, the Borrower, the Guarantor and J.D. Nichols, as further modified by a Modification Agreement dated as of April ____, 2002 (the "Loan Agreement"). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement. Pursuant to the Loan Agreement, the Borrower has executed and delivered to the Lender four Revolving Credit Notes. (1) Revolving Credit Note A dated August 15, 2000, in the maximum principal amount of Two Million and 00/100 Dollars ($2,000,000.00); (2) Revolving Credit Note B dated August 15, 2000, in the maximum principal amount of Two Million and 00/100 Dollars ($2,000,000.00); (3) Revolving Credit Note C in the maximum principal amount of Two Million Dollars ($2,000,000.00) and (4) Amended and Restated Revolving Credit Note D dated April ____, 2002 in the maximum principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000.00) for a total of Thirteen Million Five Hundred Thousand and 00/100 Dollars ($13,500,000.00). Each of the four Notes are payable to the order of the Lender (such four Revolving Credit Notes, including any notes or other instruments issued in renewal, replacement, extension, modification, novation and/or revival thereof, the "Revolving Credit Notes"). The Borrower and the Guarantors have also entered into various other Borrower Documents (as that term is defined in the Loan Agreement).

                  (b) SECTION 2. Section 2 of the Lavin Guaranty is hereby amended and restated to read in its entirety as follows:

                                    SECTION 2

                      GUARANTY OF PAYMENT AND PERFORMANCE.
                       -----------------------------------

                  The Guarantor, intending to be bound as an accommodation party for the Borrower, jointly and severally, absolutely and unconditionally guarantees the following obligations and/or liabilities (collectively, the "Guaranteed Principal"): (a) the prompt payment in full by the Borrower of all principal obligations under the Revolving Credit Notes; and (b) the punctual and faithful performance and observance by the Borrower of all other obligations and undertakings to be performed or observed pursuant to the Loan Agreement, and the other Borrower Documents not included in the Other Guaranteed Amounts defined below. In addition to the Guaranteed Principal, the Guarantor, intending to be bound as an accommodation party for the Borrower, jointly and severally, absolutely and unconditionally guarantees the following obligations and/or liabilities (collectively, the "Other Guaranteed Amounts'): (x) any and all interest accruing on the Guaranteed Principal under the Revolving Credit Notes, the Loan Agreement and/or any other of the Borrower Documents; and (y) that the Guarantor will, upon demand, pay to the Lender any and all fees, charges and costs of collecting the Guaranteed Principal and/or Other Guaranteed Amounts or otherwise enforcing the Lender's rights under this Agreement, including, without limitation, the reasonable fees and expenses of the Lender's counsel.

         Notwithstanding the foregoing, the maximum aggregate liability of the Guarantor under this Agreement, for the Guaranteed Principal shall not exceed the Three Million Three Hundred Seventy Five Thousand and 00/100 Dollars ($3,375,000.00) (the "Guarantor Maximum"). The Guaranteed Principal, limited to the Guarantor Maximum and the Other Guaranteed Amounts are sometimes referenced in this Agreement as the "Guaranteed Obligations." The Guaranteed Obligations under this Agreement, shall be in addition to the maximum aggregate liability of the Guarantor or any other guarantor to the Lender under any Guaranty Agreement of the Guarantor or any other guarantor heretofore or hereafter given.

         9. AMENDMENTS TO PLEDGE AGREEMENT. The Pledge Agreement is hereby amended, clarified and reaffirmed as follows:

                  (a) RECITALS. The Recitals to the Pledge Agreement are hereby amended and restated to read in their entireties as follows:

                                    RECITALS

                           A. The Borrower and the Lender have entered into a Loan Agreement dated as of August 15, 2000 (as amended by a Modification Agreement dated as of August 1, 2001, as further amended by a Modification Agreement dated as of April ____, 2002, and as it may be subsequently modified, amended and/or supplemented from time to time, the "Loan Agreement") between the Borrower and the Lender, and joined in by the Guarantors (as defined therein), pursuant to which the Lender has made Revolving Credit available to the Borrower in an aggregate amount not to exceed Thirteen Million Five Hundred Thousand and 00/100 Dollars ($13,500,000.00).

                           B. Also under the Loan Agreement, among other things, the Borrower has, among other things, delivered to the Lender four Revolving Credit Notes payable to the order of Lender, Revolving Credit Notes A, B and C, each dated August 15, 2000, in the maximum principal amount of Two Million and 00/100 Dollars ($2,000,000.00), each being payable to the order of the Lender, and Amended and Restated Revolving Credit Note D dated April ____, 2001, in the maximum principal amount of Seven Million Five Hundred Thousand and 00/100 Dollars ($7,500,000.00) (for a total of Thirteen Million Five Hundred Thousand and 00/100 Dollars ($13,500,000.00)), also payable to the order of the Lender.

         (b) DEFINITIONS. Section 1 of the Pledge Agreement is hereby amended so that the following defined term(s) is (are) amended and restated as follows, with the other definitions remaining in full force and effect without modification:

                  "Supplement to Pledge Agreement" shall mean a Supplement to Pledge Agreement generally in the form attached to this Pledge Agreement and the April 2002 Modification Agreement as Schedule 1(S)-1 properly completed and satisfactory to the Lender in all respects, describing New Interests that the Borrower, Lavin, Nichols and/or NTS Futures have acquired which automatically become subject to the terms of this Pledge Agreement.

                  (c) ADDITIONAL DEFINITIONS. Section 1 of the Pledge Agreement is hereby supplemented to add the following definitions, which shall read in their respective entireties as follows:

         "Loan Agreement" shall mean the Loan Agreement dated as of August 15, 2000, between the Lender, and the Borrower and joined in by the Guarantors (as defined therein), as modified by a Modification Agreement dated as of August 1, 2001, as further modified by a Modification Agreement dated as of April ____, 2002, among the Lender, the Borrower and the Guarantors, and as that Loan Agreement may be further modified or amended from time to time.

         (d) SUBSTITUTION OF AMENDED FORM OF SUPPLEMENT TO PLEDGE AGREEMENT. The Pledge Agreement is hereby amended by substituting the Amended Form of Supplement to Pledge Agreement attached as Schedule 1(S) to this Modification Agreement in lieu of and in replacement for the existing Schedule 1(S) attached to the form of Pledge Agreement attached to the Loan Agreement.

         10. CONDITIONS PRECEDENT. The Lender's obligation to enter into this Modification Agreement and to provide the increase in the Revolving Credit contemplated in this Modification Agreement shall be conditioned upon the fulfillment of all the following conditions:

                  (a) EXECUTED AGREEMENTS. The Borrower shall have delivered a duly authorized and fully executed original of each of this Modification Agreement and of Amended and Restated Revolving Credit Note D in the form of ANNEX A-4 to this Modification Agreement.

                  (b) REPRESENTATIONS AND WARRANTIES. Each and every representation and warranty made by or on behalf of the Borrower relating to this Modification Agreement or any of the other Borrower Documents, as modified by this Modification Agreement, or the transactions contemplated hereby or thereby shall be true, complete and correct on and as of the date of this Agreement.

                  (c) NO DEFAULTS. There shall exist no Event of Default or Unmatured Default which has not been cured to the Lender's satisfaction.

                  (d) NO CHANGE IN CONDITION. There shall have been no material adverse change in the condition, financial or otherwise, of the Borrower or either Guarantor from that existing on the date of the financial statements most recently delivered by or on behalf of the Borrower to the Lender.

                  (e) OTHER DOCUMENTS. The Borrower shall have delivered to the Lender any and all other agreements, instruments and documents as the Lender may reasonably have requested in order to further protect its security or evidence compliance by the Borrower with this Modification Agreement and the other Borrower Documents.

                  (f) LENDER'S FEES AND EXPENSES. The Borrower shall have paid to the Lender a fee in the amount of Ten Thousand Dollars ($10,000.00) as well as the Lender's costs and expenses as of the date of this Modification Agreement in accordance with paragraph 14 of this Modification Agreement.

                  (g) RESOLUTIONS. Certified copy of appropriate resolutions (1) authorizing the execution of this Modification Agreement and any and all other documents, instruments and agreements referred to herein which are required to be executed and delivered by the Borrower, and (2) authorizing consummation of the transactions contemplated by this Modification Agreement.

                  (h) LEGAL OPINION. The Borrowers and the Guarantors shall have furnished to the Lender, at the Borrower's expense, the legal opinion of Greenebaum, Doll & McDonald PLLC, as counsel for the Borrower and the Guarantors, addressed to the Lender and its counsel, dated the date of this Modification Agreement, addressing the matters set forth in Annex 9(h) to this Modification Agreement.

                  (i) INCUMBENCY CERTIFICATE. A certificate certifying the names of the Persons of the Borrower authorized to sign this Modification Agreement and the other Borrower Documents each has signed or will sign in connection with this Modification Agreement, together with the true signatures of such Persons.

                  (j) CERTIFICATE OF EXISTENCE. An updated Certificate of Existence issued by the Secretary of State of the Commonwealth of Kentucky and dated not more than thirty (30) days prior to the date of this Modification Agreement.

                  (k) ARTICLES OF ORGANIZATION AND OPERATING AGREEMENT. The Borrower shall have furnished the Lender a certified copy of the Borrower's Operating Agreement, current as of the date of this Modification Agreement, and a certificate of the [Manager] [Secretary] of the Borrower reflecting the current Members' Participating Percentages.

         11. CHANGES IN REFERENCES IN BORROWER DOCUMENTS. All references in the Borrower Documents to the "Borrower Documents" shall be deemed to include a reference to this Modification Agreement, Amended and Restated Revolving Credit Note D, and any and all other agreements, instruments and documents executed and/or delivered in connection with this Modification Agreement.

         12. REAFFIRMATIONS AND CONSENTS. The Borrower and the Guarantors:

                  (a) CONSENT. Consent to the transactions contemplated in this Modification Agreement.

                  (b) REAFFIRM. Reaffirm the Borrower's and the Guarantors' obligations under any and all of the Borrower Documents and any and all other agreements, instruments and documents to which it is a party and under which the Lender has any rights or obligations and which is or may be related in any way to the agreements, instruments and documents mentioned in or affected by this Modification Agreement, or the Loan Agreement or any of the other Borrower Documents as amended by this Modification Agreement.

                  (c) AGREE. Agree that all of the Borrower Documents remain in full force and effect, as expressly modified or altered by or in connection with this Agreement.

         13. REPRESENTATIONS AND WARRANTIES. To induce the Lender to enter into this Modification Agreement, the Borrower agrees that except as otherwise disclosed on Schedule 2 attached hereto and made a part hereof, the representations and warranties made by the Borrower and the Guarantors, as set forth in Section VI of the Loan Agreement as amended by this Modification Agreement, are hereby remade and are incorporated by reference into this Modification Agreement as if set out in full.

         14. COSTS AND EXPENSES. The Borrower shall pay to the Lender upon demand all out-of-pocket costs and expenses incurred by the Lender in connection with the transactions contemplated by this Modification Agreement, including, but not limited to, the Lender's reasonable attorneys' fees and disbursements incurred in preparing this Modification Agreement and the documents to be executed pursuant to this Modification Agreement (including, by way of illustration but not by way of limitation, the documents to be executed as a condition precedent to this Modification Agreement) and any and all costs and fees incurred in connection with the recording or filing of any and all documents and instruments in any public offices, pursuant to or as a consequence of this Modification Agreement, or to perfect or protect any security for the Borrower's obligations described in or incurred in connection with this Modification Agreement. The Borrower further agrees to pay on demand all out-of-pocket costs and expenses of the Lender, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender, in connection with the execution, delivery, administration, enforcement, or protection of the Lender's rights under the Loan Agreement and the other Borrower Documents, as amended by this Modification Agreement.

         15. BREACH OF THIS AGREEMENT. Any failure of the Borrower and Guarantors to observe and perform all of the terms, conditions and provisions of the Loan Agreement and this Modification Agreement shall constitute an Event of Default.

         16. NTS FUTURE. NTS Future joins in this Modification Agreement for the purpose of joining into the Pledge Agreement as a party to the Pledge Agreement to the extent that NTS Future owns any interest in the Partnerships.

         17. MISCELLANEOUS.

                  (a) ENTIRE AGREEMENT. The Loan Agreement, the Borrower Documents, this Modification Agreement and the agreements, instruments and other documents referred to herein, constitute the entire agreement of the parties with respect to, and supersede all prior understandings of the parties with respect to, the subject matter hereof. No change, modification, addition, or termination of this Modification Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.

                  (b) GOVERNING LAW. The Loan Agreement and this Modification Agreement and the related writings and the respective rights and obligations of the parties shall be governed by, and construed and enforced in accordance with, the laws (without regard to conflicts of laws rules) of the Commonwealth of Kentucky, except to the extent the laws of any other state, province or country where security for the Loans is located dictate that the laws of such other state, province or country shall govern the creation, perfection or enforcement of the Lender's rights in such security.

                  (c) COUNTERPARTS. This Modification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Modification Agreement or the terms hereof to produce or account for more than one of such counterparts.

                  (d) HEADINGS. The headings used in this Modification Agreement have been included solely for ease of reference and shall not be considered in the interpretation or construction of this Modification Agreement.

                  (e) SEVERABILITY. If any court shall finally determine that any part, term or provision of the Loan Agreement and this Modification Agreement is in any way unenforceable, such part, term or provision shall be reduced to the extent necessary to make such provision enforceable to the greatest extent allowed by law. Consistent with the foregoing, if any provision of the Loan Agreement and this Modification Agreement or its application shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of all other applications of that provision and of all other provisions and applications of this Modification Agreement shall not in any way be affected or impaired.

                  (f) BINDING EFFECT. This Modification Agreement shall be binding upon, and shall inure to the benefit of, the Lender, the Borrower and the Guarantors, and their respective successors and assigns.

                  (g) FURTHER ASSURANCES. From time to time at another the Lender's request and without further consideration, the Borrower and Guarantors shall execute and deliver such further agreements, instruments and other documents, and shall take such other actions as the Lender may reasonably request, in order to more effectively carry out the intents and purposes of this Modification Agreement.

                  (h) ANNEXES AND ATTACHMENTS. All annexes or other attachments to this Modification Agreement are incorporated into this Modification Agreement as if set out in full at the first place in this Modification Agreement that reference is made hereto.

                  (i) NO WAIVER OR COURSE OF DEALING. The Lender's execution and delivery of this Modification Agreement does not waive any right that the Lender might have under any of the Borrower Documents except for the specific modifications and amendments contained in this Modification Agreement. Neither this Modification Agreement, nor earlier amendments or modifications of any of the Borrower Documents, creates any course of dealing among the Lender, the Borrower, Guarantors, or any other Person, and neither the Borrower, Guarantors, nor any other Person should infer that the Lender will enter into any other or future amendment or modification of any of the Borrower Documents in the future, whether similar of dissimilar to this Modification Agreement.

                  (j) ACKNOWLEDGEMENT. THE BORROWER AND EACH GUARANTOR ACKNOWLEDGES THAT IT HAS RECEIVED A COPY OF THIS MODIFICATION AGREEMENT AND EACH OF THE OTHER BORROWER DOCUMENTS, AS FULLY EXECUTED BY THE PARTIES THERETO. THE BORROWER AND EACH GUARANTOR ACKNOWLEDGES THAT IT (A) HAS READ THIS MODIFICATION AGREEMENT AND THE OTHER BORROWER DOCUMENTS OR HAS CAUSED SUCH DOCUMENTS TO BE EXAMINED BY ITS REPRESENTATIVE OR ADVISORS; (B) IS THOROUGHLY FAMILIAR WITH THE TRANSACTIONS CONTEMPLATED IN THIS MODIFICATION AGREEMENT AND THE OTHER BORROWER DOCUMENTS; AND (C) HAS HAD THE OPPORTUNITY TO ASK SUCH QUESTIONS TO REPRESENTATIVES OF THE LENDER, AND RECEIVED ANSWERS THERETO, CONCERNING THE TERMS AND CONDITIONS OF THE TRANSACTION CONTEMPLATED IN THIS MODIFICATION AGREEMENT AND THE OTHER BORROWER DOCUMENTS AS IT DEEMS NECESSARY IN CONNECTION WITH THE ITS DECISION TO ENTER INTO THIS MODIFICATION AGREEMENT.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed and delivered this Modification Agreement as of the date set forth in the preamble hereto, but actually on the dates set forth below.

                                LENDER:
                                BANK OF LOUISVILLE

                                By
                                  ---------------------------------------------
                                     RICHARD BEAN, SENIOR VICE PRESIDENT

                                Date:
                                     ------------------------------------------


                                BORROWER:
                                ORIG, LLC

                                By
                                  ---------------------------------------------
                                     J. D. NICHOLS, MANAGER

                                Date:
                                     ------------------------------------------

                                GUARANTOR/PLEDGOR:
                                J. D.  NICHOLS

                                -----------------------------------------------
                                  J. D. NICHOLS

                                Date:
                                     ------------------------------------------


                                GUARANTOR/PLEDGOR:
                                BRIAN F. LAVIN

                                -----------------------------------------------
                                     BRIAN F. LAVIN

                                Date:
                                     ------------------------------------------



                                PLEDGOR:
                                NTS FUTURE R. P. CORPORATION


                                By
                                  ---------------------------------------------
                                     J. D. NICHOLS, CHAIRMAN

                                Date:
                                     ------------------------------------------

COMMONWEALTH OF KENTUCKY   )
                           ) SS
COUNTY OF JEFFERSON        )

         The foregoing Modification Agreement was acknowledged before me on _________, 2002 by Richard Bean as Senior Vice President of Bank of Louisville on behalf of the corporation.

         My Commission Expires:     --------------------------------------------


                                    --------------------------------------------
                                                     Notary Public


COMMONWEALTH OF KENTUCKY   )
                           ) SS
COUNTY OF JEFFERSON        )

         The foregoing Modification Agreement was acknowledged before me on ___________, 2002 by J. D. Nichols as Manager of ORIG, LLC , a limited liability corporation, on behalf of the corporation.

         My Commission Expires:
                                    --------------------------------------------


                                    -------------------------------------------
                                                     Notary Public


COMMONWEALTH OF KENTUCKY   )
                           ) SS
COUNTY OF JEFFERSON        )

         The foregoing Modification Agreement was acknowledged before me on ___________, 2002 by J. D. Nichols as Guarantor.

         My Commission Expires:
                                    --------------------------------------------



                                    --------------------------------------------
                                                     Notary Public

COMMONWEALTH OF KENTUCKY   )
                           ) SS
COUNTY OF JEFFERSON        )

         The foregoing Modification Agreement was acknowledged before me on ___________, 2002 by Brian F. Lavin as Guarantor.

         My Commission Expires:
                                    --------------------------------------------


                                    --------------------------------------------
                                                     Notary Public

COMMONWEALTH OF KENTUCKY   )
                           ) SS
COUNTY OF JEFFERSON        )

         The foregoing Modification Agreement was acknowledged before me on _________, 2002 by J.D. Nichols as Chairman of NTS Future R. P. Corporation, on behalf of the corporation.

         My Commission Expires:
                                    --------------------------------------------

                                    --------------------------------------------
                                                     Notary Public



This Instrument Prepared By:




Charles R. Keeton
Frost Brown Todd LLC
400  W. Market Street, Suite 3200
Louisville, Kentucky  40202-3363
Telephone:  (502) 589-5400

                                   Schedule 2
                                   ----------

         Borrower makes no representation and warranty pursuant to Section 6.03 of the Loan Agreement with respect to the pledge by the Pledgors of their respective partnership interests in NTS/BBC I and/or NTS/Mall which pledge is not permitted pursuant to existing loan documents of such partnerships.